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                                                                      EXHIBIT 21
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             SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION
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                                                       State of
Name of Corporation                                  Incorporation
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Overnite Transportation Company....................  Virginia
Southern Pacific Rail Corporation..................  Utah
Union Pacific Railroad Company.....................  Delaware